                  "NON EXCLUSIVE" VAR ( Value Added Reseller )
                           SOFTWARE LICENSE AGREEMENT


This VAR Software License Agreement (the "Agreement") is entered into as of 9th September 1997 (date) by and between Cross/Z International, Inc., a California corporation, with offices at 60 Charles Lindbergh Boulevard, Uniondale, New York 11553 ("CrossZ") and Worldnet Consulting, SA a company based in SPAIN, with offices at Manuel Ballbe, 5 Bajos, 08034 MADRID, SPAIN. ("Reseller").

WHEREAS, the parties desire that Reseller acquire from CrossZ the right to distribute certain CrossZ software directly to end users in the territories listed, on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties agree:

           1. Definitions.

              1.1 "Software" shall mean the CrossZ software set forth in Exhibit A attached hereto and shall include all Updates supplied by CrossZ hereunder.

              1.2 "Documentation" shall mean the related materials customarily supplied by CrossZ to End Users of the Software.

              1.3 "Software Copy" shall mean a copy of the Software and/or Documentation ordered or acquired by Reseller from CrossZ for distribution pursuant to this Agreement.

              1.4 "Update" to Software shall mean any correction, update, upgrade, or other Software modification or addition.

              1.5 "End User" shall mean a person or entity that acquires the Software and Documentation only for its internal data processing requirements and not for further distribution.

              1.6 "Confidential Information" shall have the meaning specified therefor in Section 10.1 below.

           2. License Grant.

              2.1 License. Subject to the terms, conditions, and restrictions of this Agreement, CrossZ hereby grants to Reseller a nonexclusive, nontransferable license during the term of this Agreement (i) to distribute Software Copies acquired by Reseller from CrossZ pursuant to this Agreement only directly to End Users in the European Community and in accordance with Sections 2.2 and 2.3 below and the remainder of this Agreement; and (ii) to use such Software Copies only to support and demonstrate the Software.

              Reseller shall have no right to sub-license any of these rights or licenses to any third party. Reseller shall have no right to, and agrees not to, reproduce the Software or Documentation or to use, license, distribute or otherwise transfer the Software or Documentation except as specifically authorized hereunder. Reseller shall not modify or alter any Software Copy in any fashion.

              2.2 End User Licensing. Reseller agrees to distribute the Software and Documentation only pursuant to the CrossZ End User license agreement supplied by CrossZ. Unless and until CrossZ provides Software with shrink-wrap, on-line, or other self-executing End User licenses, Reseller shall obtain each End User's execution of a CrossZ-supplied End User license agreement prior to delivering Software or Documentation to that End User.

              2.3 Distribution; Territory. Reseller shall be entitled to distribute Software only directly to End Users, and shall not use distributors or other third party intermediaries. Reseller shall not distribute the Software outside of, or for use outside of, the European Community.

              2.4 No Rights to Source Code. Reseller shall have no rights with respect to any Software source code and agrees not to reverse engineer the Software or to reverse assemble, decompile, or otherwise attempt to derive the source code from the Software provided to Reseller. No right to modify or otherwise prepare derivative works of the Software or Documentation is granted.

              2.5 Ownership. Subject only to the limited rights and licenses expressly granted to Reseller in this Agreement, CrossZ shall retain and own all right, title, and interest in the Software and Documentation, and each copy thereof, and all intellectual property rights with respect thereto. All rights not expressly granted to Reseller herein are retained by CrossZ.


           3. Terms of Acquisition of Software Copies by Reseller.

              3.1 Terms and Conditions. All orders of Software Copies by Reseller from CrossZ during the term of this Agreement shall be governed by the terms and conditions of this Agreement, and nothing contained in any such order shall in any way modify such terms or conditions or add any additional terms or conditions.

              3.2 Prices. All prices are F.O.B. CrossZ's manufacturing facility. The price to Reseller for each of the Software Copies (the "Per Copy Fee") shall be CrossZ's then current (as of the date of CrossZ's acceptance of the order) European retail price therefore less the applicable discount as set forth in Exhibit A attached hereto.

              3.3 Taxes. Reseller's Per Copy Fee does not include any federal, state, local sales, use, value added, or other taxes that may be applicable to the Software Copies. When CrossZ has the legal obligation to collect such taxes, the appropriate amount shall be added to Reseller's invoice and paid by Reseller unless Reseller provides CrossZ with a valid tax exemption certificate authorized by the appropriate taxing authority.

              3.4 Forecasts. Reseller shall provide to CrossZ, on or before the first day of each month, a non-binding, good faith written forecast of Reseller's estimated Software Copy orders for delivery in each of the following three (3) months (e.g., on or before January 1, Reseller will provide a forecast for each of February, March, and April).

              3.5 Order and Acceptance. All orders for Software Copies submitted by Reseller shall be initiated by written orders sent to CrossZ and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by telecopy if a confirmational written purchase order is received by CrossZ within five (5) days after said oral or telecopy order. To facilitate CrossZ's production scheduling, Reseller shall submit purchase orders to CrossZ at least 21 days prior to the requested day of delivery. No order shall be binding upon CrossZ until accepted by CrossZ in writing (such acceptance not to be unreasonably withheld), and CrossZ shall have no liability to Reseller with respect to purchase orders that are not accepted. CrossZ shall use its reasonable best efforts to notify Reseller of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within five (5) business days of receipt of the order. CrossZ shall use its reasonable best efforts to deliver Software Copies at the times specified either in its quotation or in its written acceptance of Reseller's orders.

              3.6 Rejection of Software Copies. Until thirty (30) days after receipt, Reseller shall be entitled to reject any Software Copy for defects in materials or workmanship. Any Software Copy not properly rejected within thirty (30) days after receipt of that Software Copy by Reseller ("Rejection Period") shall be deemed accepted. To reject a Software Copy, Reseller shall, within the Rejection Period, notify CrossZ in writing of its rejection and request a Material Return Authorization ("MRA") number. Within ten
              (10) days after receipt of the MRA number, Reseller shall return to CrossZ the rejected Software Copy, freight prepaid, in its original shipping carton with the MRA number displayed on the outside of the carton. As promptly as practicable but no later than thirty (30) working days after receipt by CrossZ of properly rejected Software Copies, CrossZ shall, at its option and expense, either repair or replace the Software Copies. CrossZ shall pay the shipping charges back to Reseller for properly rejected Software Copies; otherwise, Reseller shall be responsible for the shipping charges.

              3.7 Payment. CrossZ shall submit an invoice to Reseller upon shipment of each Software Copy ordered by Reseller and as set forth below. The invoice shall cover Reseller's Per Copy Fee for the Software Copies in a given shipment plus any freight, taxes or other applicable costs initially paid by CrossZ but to be borne by Reseller. The full invoiced amount shall be due for payment within thirty (30) days of the date of invoice, unless prior written consent is granted by CrossZ, for a specific sale to the Reseller's client, whereby such terms cannot be applied. Any invoiced amount not received within thirty days of the date of invoice shall be subject to a service charge of one and one-half percent (1.5%) per month (or, if less, the maximum allowed by applicable law). Reseller shall pay all of CrossZ's costs and expenses (including reasonable attorneys' fees) to enforce and preserve CrossZ's rights under this Section 3.7. CrossZ, however, shall be entitled to withdraw Reseller's credit and require different payment terms if CrossZ determines, in its discretion, that Reseller's financial condition warrants the change.

              3.8 Shipping. All Software Copies delivered pursuant to this Agreement shall be suitably packed for shipment in CrossZ's standard shipping cartons, marked for shipment at Reseller's address first set forth above or as otherwise specified by Reseller, and delivered to Reseller or its carrier agent F.O.B. CrossZ's manufacturing facility, at which time risk of loss shall pass to Reseller. Unless otherwise instructed in writing by Reseller, CrossZ shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Reseller.

           4. Use of CrossZ Trademarks.

              4.1 Authorized Uses. Reseller may use in its Software marketing, promotional and advertising materials such applicable trademarks, trade names and other marks of CrossZ (collectively, the "CrossZ Trademarks") in connection therewith. Such use may be in conjunction with Reseller's use of its own marks. Before any such use, Reseller will provide to CrossZ copies of any such materials, and Reseller shall not so use any CrossZ Trademark to which CrossZ reasonably objects. If CrossZ does not object within five (5) business days after receipt of such materials, Reseller shall be entitled to use the materials as set forth herein. CrossZ will not unreasonably withhold its consent.

              4.2 No Other Use. Except as authorized in this section, Reseller shall have no rights with respect to any CrossZ Trademark or other CrossZ product, service, or company identifier. Reseller shall make no reference to CrossZ or its Software without the prior written permission of CrossZ, except as set forth herein.

              4.3 Ownership by CrossZ. Any and all good will arising from Reseller's use of the CrossZ Trademarks shall inure solely to the benefit of CrossZ, and neither during nor after the termination of this Agreement shall Reseller assert any claim to the CrossZ Trademarks (or any confusingly similar mark) or such good will. Reseller shall not take any action that could be detrimental to the good will associated with the CrossZ Trademarks or with CrossZ. Reseller shall, during the term of this Agreement and after termination hereof, execute such documents as CrossZ may request from time to time to ensure that all right, title and interest in and to the CrossZ Trademarks reside with CrossZ. Without limiting the foregoing, Reseller shall not register any CrossZ Trademark, or any mark confusingly similar to any CrossZ Trademark, in any country or territory.

           5. Software Training, Support and Maintenance.

              Exhibit B to this Agreement sets forth details regarding training, support and maintenance for the Software, the respective rights and responsibilities of CrossZ and Reseller for such training, support and maintenance, and any charges to Reseller for such training, support or maintenance.


           6. Term and Termination.

              6.1 Term. This Agreement shall continue for an initial term of Two
              (2) years unless earlier terminated as set forth herein. This agreement will renew automatically for additional twelve (12) month periods unless written notice is given by either party, as to it's intention not to renew this agreement, at least thirty
              (30) days prior to the end of the initial and any subsequent term.

              6.2 Convenience. Either party shall be entitled to terminate this Agreement giving six (6) months written notice, in the event of a major change in the business activities of either the Reseller or CrossZ.

              6.3 Default.

                  (a) If either party defaults in the performance of any of its material obligations hereunder and if any such default is not corrected within thirty (30) days after it shall have been called to the attention of the defaulting party, in writing, by the other party, then the other party, at its option, may, in addition to any other remedies it may have, thereupon terminate this Agreement by giving written notice of termination to the other party.

                  (b) In the event of default by Reseller for reason of nonpayment only, in addition to CrossZ's right to terminate this Agreement CrossZ shall be entitled, on written notice to Reseller, to require that Reseller immediately cease all use and distribution of the Software and Documentation until this default has been fully cured, as well as to modify the payment terms in Section
                  3.7 above.

              6.4 Insolvency. This Agreement may be terminated by either party, on notice, (i) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (ii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in its favor within sixty (60) days thereafter, (iii) upon the other party's making a general assignment for the benefit of creditors, or (iv) upon the other party's dissolution or ceasing to conduct business in the normal course.

              6.5 Survival.
                  (a) Except as otherwise set forth herein, the parties rights and obligations pursuant to Sections 3.7, 6.5, 7, 8, 9, 10 and 11 shall survive any termination or expiration of this Agreement.

                  (b) If this Agreement is terminated or expires, then all of Reseller's rights and licenses with respect to the Software shall terminate, provided that
                  (i) Reseller's right to continue to use one copy of the Software and one copy of the related Documentation, in accordance with this Agreement, to support and maintain existing Software customers shall survive; and
                  (ii) Reseller shall be entitled to dispose of Software Copies in its inventory. All other copies of the Software and related Documentation in Reseller's possession shall be promptly returned to CrossZ.

           7. Infringement Indemnity.

                  7.1 Indemnity. CrossZ, at its expense, will defend any action brought against Reseller to the extent based on a claim that the Software or Documentation, as supplied by CrossZ and when used as provided for by this Agreement, infringes any copyright, trade secret, or United States patent. CrossZ will pay any award against Reseller, or settlement entered into on Reseller's behalf, based on such infringement only if Reseller notified CrossZ promptly in writing of the claim, provided reasonable assistance in connection with the defense and/or settlement thereof, and permitted CrossZ to control the defense and/or settlement thereof. CrossZ shall have no liability if the alleged infringement is caused by any modification of the Software or Documentation, or the combination of the Software or Documentation with other items, where the unmodified Software or Documentation, or the Software or Documentation alone, would not have given rise to the claim.

                  7.2 CrossZ Options. In the event of an infringement action against Reseller with respect to the Software or Documentation, or in the event CrossZ believes such a claim is likely, CrossZ shall be entitled, at its option but without obligation, to
                  (i) appropriately modify the Software and/or Documentation licensed hereunder, or substitute other Software and/or Documentation which, in CrossZ's good faith opinion, does not infringe any third party intellectual property rights;
                  (ii) obtain a license with respect to the applicable third party intellectual property rights; or
                  (iii) if neither (i) nor (ii) is commercially practicable, terminate this Agreement and Reseller's licenses hereunder. If distribution of any Software Copy is enjoined, CrossZ shall refund to Reseller the fee paid to CrossZ with respect thereto.

                  7.3 Entire Liability. Notwithstanding anything contained in this Agreement, the foregoing states CrossZ's entire liability for actual or alleged infringement of intellectual property rights and the limit of liability set forth in Section 9 shall not apply to this Section 7.

           8. Warranty and Disclaimer.

              8.1 Warranty. CrossZ warrants only that each Software Copy, as delivered by CrossZ, will be free of defects in materials and workmanship. CrossZ's exclusive obligation and liability, and Reseller's sole remedy, arising out of this warranty shall be for CrossZ to replace defective Software Copies returned to CrossZ within thirty (30) days after delivery to Reseller.

              8.2 Except as set forth in Section 8.1, CROSSZ PROVIDES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION, WHICH ARE PROVIDED "AS IS".

           9. Limitation of Liability.

              IN NO EVENT SHALL CROSSZ'S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS RECEIVED BY CROSSZ FROM RESELLER HEREUNDER. IN NO EVENT SHALL CROSSZ BE LIABLE FOR COSTS OF SUBSTITUTE PRODUCTS OR SERVICES. IN NO EVENT SHALL CROSSZ BE LIABLE FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. RESELLER ACKNOWLEDGES AND AGREES THAT THE PRICE TO RESELLER IS BASED IN PART UPON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

           10. Confidentiality.

               10.1 Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.


               10.2 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information.

               10.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove:

                    (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the receiving party;

                    (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

                    (iii) is disclosed with the prior written approval of the disclosing party;

                    (iv) was independently developed by the receiving party without any use of the Confidential Information;

                    (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or

                    (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement.

                  In addition, the receiving party shall be entitled to disclose the other party's Confidential Information to the extent such disclosure is required by order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

           11. General.

               11.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to conflict of laws principles.

               11.2 Forum Selection. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal (Southern District of New York) New York courts, and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.

               11.3 Indemnification of CrossZ. Reseller agrees to indemnify and hold CrossZ harmless against any liability, or any litigation cost or expense (including attorneys' fees), arising out of third party claims against CrossZ as a result of (i) Reseller's use or distribution of Reseller products, or (ii) misrepresentations by Reseller with respect to the Software or Documentation.

               11.4. Confidentiality of Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as confidential information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement:

                     (i) as required by any court or other governmental body;
                     (ii) as otherwise required by law;
                     (iii) to legal counsel of the parties;
                     (iv) in confidence, to accountants, banks, and financing sources and their advisors;
                     (v) in connection with the enforcement of this Agreement or rights under this Agreement; or
                     (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

               11.5 Partial Invalidity. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

               11.6 Independent Contractors. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures. Reseller shall make no representations or warranties on behalf of CrossZ with respect to the Software or Documentation.

               11.7 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

               11.8 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

               11.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign any of its rights, obligations, or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party. Notwithstanding the foregoing, however, either party may assign this Agreement to a successor in interest (or its equivalent) to all or substantially all of its relevant assets, whether by sale, merger, or otherwise. Any attempted assignment in violation of this section shall be void.

               11.10 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing, in English, and shall be personally delivered or sent by commercial courier service (e.g., UPS), or by first class mail

               (certified or registered), or by telecopy confirmed by first class mail (registered or certified), to the other party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the parties hereto. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

               11.11 Import/Export Regulations. Reseller agrees to comply with all U.S. export regulations, and Local import regulations, in connection with distribution of Software or Documentation or otherwise arising out of this Agreement. Unless an appropriate license, exemption or similar authorization has been duly obtained to CrossZ's satisfaction, the Reseller shall not, nor shall the Reseller authorize or permit it's employees, distributors, dealers and/or agents to, export or rexport any CrossZ products, attachments, parts, supplies or technology (including information relating thereto) to any country specified as a prohibited destination in applicable U.S. Laws, regulations and ordinances, including the regulations of the U.S. Department of Commerce and/or government agencies. Reseller agrees to defend, indemnify, and hold harmless, CrossZ from any claim, loss, liability expense or damage (Including fines or legal fees) incurred by CrossZ with respect to any of the Reseller's export or re-export activities, contrary to the foregoing instructions.

               11.12 Force Majeure. Notwithstanding anything else in this Agreement, and except for the obligation to pay money, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, or default of a common carrier.

               11.13 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than CrossZ and Reseller any rights, remedies or other benefits under or by reason of this Agreement.

               11.14 Compliance with Laws. Reseller shall comply with all applicable laws and regulations applicable to its activities under this Agreement.

               11.16 Entire Agreement. The terms and conditions herein contained, including all exhibits hereto, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. The terms and conditions of the Agreement shall automatically apply to each transaction between the parties contemplated by this Agreement notwithstanding any additional or different terms and conditions of any ordering document or other instrument submitted by Reseller, which terms and conditions shall be void and of no effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


CROSSZ INTERNATIONAL, INC.                             [RESELLER]


By: /s/ Daniel Pess                          By: /s/ Worldnet Consulting SA
   ---------------------------                  ------------------------------

Print Name: Daniel Pess                      Print Name: Salvador xxxxxx
           -------------------                          ----------------------

Title: Vice President - Finance              Title: Managing Partner
      ------------------------                     ---------------------------

Date: 9/11/97                                Date: 9/11/97
     -------------------------                    ----------------------------

                                    EXHIBIT A





                              Software and Discount
                              ---------------------







Software                                             Discount
--------                                             --------







Query Object System                                     40%


Query Object Voyager                                    40%


Query Object Client Pack                                40%


(including:  DBA


             Designer


             Viewer


             Open)

                                    EXHIBIT B





                        Training, Support and Maintenance
                        ---------------------------------




Training & Materials.
---------------------




CrossZ will furnish the Reseller with the following :





Technical training, Product positioning, Competitive Analysis and Marketing
   Assistance will be made available to the Reseller, at CrossZ's USA Headquarters. Training will be provided free of charge, all travel related expenses will be born by the Reseller. In the event the reseller requires "On-Site" training, a charge will be levied at CrossZ's current consultancy rates plus associated travel costs.





A Complete set of CrossZ software that will be sold by the Reseller, FOR
   DEMONSTRATION PURPOSES ONLY will be provided free of charge.





A Complete set of technical documentation for all CrossZ products sold will be provided free of charge.





Relevant marketing materials will be provided on an ongoing basis i.e.
   brochures, Promotional CD's, White Papers, Press Extracts, Analyst Reports, etc.

Support and Maintenance
-----------------------




CrossZ will make available to Reseller's End User customers Software support and maintenance in accordance with CrossZ's customary practices, as detailed in Exhibit C.





     Maintenance will be charged at the following rates:





      Standard maintenance ( 9:00 a.m. - 5:00 p.m. C.E.T, and 9:00 a.m.- 5:00 p.m. E.S.T. Monday To Friday ) will be charged at 12% of supported product price list, price per annum.





      Extended maintenance ( 7 x 24 ) will be charged at 18% of supported product list price, per annum.








CrossZ products are not date dependent, therefore, they are "Year 2000
Compliant".